Exhibit 99.7
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials sales)

Monthly Sales ($ in millions)*

	2009	2010	2011	2012	2013
January	92.5	98.0	104.3	129.8	126.0
February	80.8	97.1	102.2	130.7	118.9
March	85.7	109.1	118.3	147.8	128.3
April	83.3	118.8	114.4	128.9	132.3
May	80.5	114.4	120.4	140.3
June	91.8	123.3	116.8	135.2
July	89.3	113.1	106.6	119.6
August	80.3	111.7	109.0	130.0
September	98.1	128.5	107.6	119.3
October	99.1	117.3	136.7	129.4
November	93.2	121.5	128.9	117.0
December	79.0	86.7	112.7	99.0

12 Month Rolling Average ($ in millions)*

	2009	2010	2011	2012	2013
January	127.8	88.3	112.2	117.1	126.9
February	123.2	89.6	112.6	119.3	126.0
March	119.6	91.6	113.3	122.0	124.3
April	114.5	94.5	113.0	123.0	124.6
May	109.4	97.4	113.5	124.7
June	105.5	100.0	112.9	126.2
July	100.3	102.0	112.4	127.3
August	96.0	104.6	112.2	129.0
September	92.2	107.1	110.4	130.0
October	88.8	108.6	112.0	129.4
November	87.8	111.0	112.7	128.4
December	87.8	111.6	114.8	127.3

*NOTE:  On November 30, 2010, the Casting Solutions business was contributed into an expanded joint venture with Süd-Chemie and is no longer reflected in these numbers from December 2010 moving forward.  All information presented subsequent to September 2011 includes activity related to ISP's Elastomers business that was acquired on August 23, 2011.